Archrock Reports Third Quarter 2020 Results

HOUSTON, November 2, 2020 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter of 2020.

Third Quarter 2020 Financial Results

●	Revenue for the third quarter of 2020 was $205.6 million compared to $244.9 million in the third quarter of 2019.
●	Net income for the third quarter of 2020 was $18.3 million compared to net income of $20.4 million in the third quarter of 2019.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2020 was $112.6 million compared to $112.1 million in the third quarter of 2019.
●	Previously declared quarterly dividend of $0.145 per common share for the third quarter of 2020 was unchanged compared to the third quarter of 2019. Dividend coverage was 3.5x for the third quarter of 2020.
●	Archrock’s leverage ratio was 4.0x compared to 4.3x as of September 30, 2019.
●	Tightened range of 2020 Adjusted EBITDA guidance to $405 million to $420 million, reflecting a $12.5 million increase at the midpoint.

Archrock’s third quarter 2020 net income of $18.3 million included a non-cash long-lived asset impairment of $10.7 million and restructuring costs related to severance benefits and property disposals totaling $2.9 million. In addition, Archrock recorded a net benefit from tax audit settlements of $10.9 million during the third quarter of 2020.

Adjusted EBITDA for the third quarter of 2020 of $112.6 million included $9.1 million in net gains primarily related to the sale of the turbocharger business included within our aftermarket services segment.

Management Commentary and Outlook

“I am proud of Archrock’s third quarter performance and the way our employees continue to respond to the significant demand headwinds brought on by COVID-19,” said Brad Childers, Archrock’s President and Chief Executive Officer. “As our results show, we’ve taken significant action to aggressively manage costs and improve our balance sheet. During the third quarter, we protected our strong contract operations gross margin, reduced SG&A and lowered our capital expenditures. In addition, we continued to high-grade our business and accelerate EBITDA through non-core asset sales totaling close to $50 million so far this year. Combined, these efforts have enabled us to deliver robust free cash flow, both before and after dividends. As promised, we’ve redeployed this excess cash to debt repayment, reducing our debt by over $100 million so far in 2020 and lowering our leverage ratio to 4.0x as of the end of the third quarter.

“As the third quarter progressed, improved market stability contributed to reduced compression equipment stop activity and the continued restart of equipment that was temporarily on standby status.  Looking ahead, U.S. natural gas production is expected to decline modestly in 2021, at least in the first half of the year. Against this backdrop, we are planning for softness in compression demand to persist into 2021, with the possibility for improved conditions later next year. We remain confident in the positive long-term fundamentals for the critical infrastructure we provide to our customers, particularly as natural gas provides an affordable, reliable, and cleaner-burning solution to meeting growing energy needs worldwide.

“While it is premature to provide financial guidance for 2021, we expect significantly lower new equipment capital expenditures given muted customer booking activity and our ability to satisfy customer horsepower needs with idle compressor units. We are focused on preserving our operational momentum and again delivering significant free cash flow.  Reducing debt and paying a meaningful dividend are key value drivers for our shareholders and we remain confident in our ability to do both in the current environment,” concluded Childers.

Contract Operations

For the third quarter of 2020, contract operations segment revenue totaled $175.2 million compared to $198.3 million in the third quarter of 2019. Gross margin was $114.8 million, down $7.6 million or 6% from the third quarter of 2019, reflecting a gross margin percentage of 66% compared to 62% in the prior year quarter. Gross margin included a net benefit from tax audit settlements of $4.2 million. Total operating horsepower at the end of the third quarter of 2020 was 3.5 million compared to 3.9 million at the end of the prior year quarter. Utilization at the end of the third quarter of 2020 was 83% compared to 88% at the end of the third quarter of 2019.

Aftermarket Services

For the third quarter of 2020, aftermarket services segment revenue totaled $30.4 million compared to $46.6 million in the third quarter of 2019 due to a decrease in service activities and parts sales as customers continued the deferral of maintenance activities as well as the July 2020 disposition of our turbocharger business. Gross margin of $4.7 million was down from $9.0 million in the third quarter of 2019. Gross margin percentage of 15% compared to 19% in the prior year quarter.

Balance Sheet

Long-term debt was $1.7 billion at September 30, 2020, reflecting net debt repayment of $77 million during the third quarter of 2020. Our leverage ratio was 4.0x, down from 4.1x at the end of the second quarter of 2020 and 4.3x at the end of the third quarter of 2019. Our available liquidity totaled $491.6 million as of September 30, 2020.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, unchanged on a sequential and annual basis. Dividend coverage in the third quarter of 2020 was 3.5x. The dividend will be paid on November 18, 2020 to stockholders of record at the close of business on November 12, 2020.

2020 Annual Guidance

Archrock is providing updated 2020 annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2020 Guidance
	Low	High

Net loss (1)	$(69,000)	$(54,000)
Adjusted EBITDA (2)	405,000	420,000
Cash available for dividend (3) (4)	255,000	263,000

Segment
Contract operations revenue	$735,000	$745,000
Contract operations gross margin percentage	63.0%	65.0%
Aftermarket services revenue	$130,000	$135,000
Aftermarket services gross margin percentage	14.0%	16.0%

Selling, general and administrative	$105,000	$108,000

Capital expenditures
Growth capital expenditures	$75,000	$80,000
Maintenance capital expenditures	30,000	33,000
Other capital expenditures	23,000	27,000

(1)	2020 annual guidance for net loss includes $99.8 million of goodwill impairment, $72.1 million of long-lived asset impairments, $7.0 million of restructuring charges and $4.0 million of debt extinguishment loss as of September 30, 2020, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net loss.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.

Summary Metrics

	Three Months Ended
	September 30,		June 30,		September 30,
(in thousands, except percentages, per share amounts and ratios)	2020		2020		2019
Net income (loss)	$18,332		$(30,381)		$20,407
Adjusted EBITDA	$112,634		$100,509		$112,133

Contract operations revenue	$175,223		$187,949		$198,337
Contract operations gross margin	$114,779		$124,559		$122,396
Contract operations gross margin percentage	66%		66%		62%

Aftermarket services revenue	$30,408		$32,367		$46,612
Aftermarket services gross margin	$4,699		$3,681		$8,987
Aftermarket services gross margin percentage	15%		11%		19%

Selling, general, and administrative	$18,681		$28,745		$29,526

Cash available for dividend	$77,246		$58,036		$68,306
Cash available for dividend coverage	3.5	x	2.6	x	3.1	x

Total available horsepower (at period end)	4,153		4,203		4,441
Total operating horsepower (at period end)	3,465		3,613		3,916
Horsepower utilization spot (at period end)	83%		86%		88%

Conference Call Details

Archrock will host a conference call on Tuesday, November 3, 2020, to discuss third quarter 2020 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13711248.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our updated full year 2020 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense and indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2019, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Revenue:
Contract operations	$175,223	$187,949	$198,337
Aftermarket services	30,408	32,367	46,612
Total revenue	205,631	220,316	244,949
Cost of sales (excluding depreciation and amortization):
Contract operations	60,444	63,390	75,941
Aftermarket services	25,709	28,686	37,625
Total cost of sales (excluding depreciation and amortization)	86,153	92,076	113,566
Selling, general and administrative	18,681	28,745	29,526
Depreciation and amortization	47,279	48,849	48,409
Long-lived and other asset impairment	10,727	55,210	7,097
Restructuring charges	2,900	2,408	—
Interest expense	25,221	25,778	27,401
Debt extinguishment loss	—	3,971	—
Transaction-related costs	—	—	4,905
(Gain) loss on sale of assets, net	(9,146)	2,189	(7,859)
Other (income) loss, net	(324)	(438)	49
Income (loss) before income taxes	24,140	(38,472)	21,855
Provision for (benefit from) income taxes	5,808	(8,091)	1,448
Net income (loss)	$18,332	$(30,381)	$20,407

Basic and diluted net income (loss) per common share (1)	$0.12	$(0.20)	$0.14

Weighted average common shares outstanding:
Basic	150,974	150,743	142,931
Diluted	151,038	150,743	142,965

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2020	2020	2019
Revenue:
Contract operations	$175,223	$187,949	$198,337
Aftermarket services	30,408	32,367	46,612
Total revenue	$205,631	$220,316	$244,949

Gross margin (1):
Contract operations	$114,779	$124,559	$122,396
Aftermarket services	4,699	3,681	8,987
Total gross margin	$119,478	$128,240	$131,383

Gross margin percentage:
Contract operations	66%	66%	62%
Aftermarket services	15%	11%	19%
Total gross margin percentage	58%	58%	54%

Selling, general and administrative	$18,681	$28,745	$29,526
% of revenue	9%	13%	12%

Adjusted EBITDA (1)	$112,634	$100,509	$112,133
% of revenue	55%	46%	46%

Capital expenditures	$17,054	$41,343	$68,495
Less: Proceeds from sale of property, plant and equipment and other assets	(17,707)	(2,528)	(33,720)
Net capital expenditures	$(653)	$38,815	$34,775

Total available horsepower (at period end) (2)	4,153	4,203	4,441
Total operating horsepower (at period end) (3)	3,465	3,613	3,916
Average operating horsepower	3,536	3,752	3,770
Horsepower utilization:
Spot (at period end)	83%	86%	88%
Average	85%	86%	88%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,216	$22,229	$22,051
Cash available for dividend coverage (4)	3.5	x	2.6	x	3.1	x

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	September 30,	June 30,	September 30,
	2020	2020	2019
Balance Sheet
Long-term debt (1)	$1,731,459	$1,807,937	$1,825,475
Total equity	949,685	950,873	1,057,018

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$18,332	$(30,381)	$20,407
Depreciation and amortization	47,279	48,849	48,409
Long-lived and other asset impairment	10,727	55,210	7,097
Restructuring charges	2,900	2,408	—
Interest expense	25,221	25,778	27,401
Debt extinguishment loss	—	3,971	—
Transaction-related costs	—	—	4,905
Stock-based compensation expense	2,645	2,772	2,276
Indemnification (income) expense, net (1)	(278)	(7)	190
Provision for (benefit from) income taxes	5,808	(8,091)	1,448
Adjusted EBITDA (2)	112,634	100,509	112,133
Selling, general and administrative	18,681	28,745	29,526
Stock-based compensation expense	(2,645)	(2,772)	(2,276)
Indemnification income (expense), net (1)	278	7	(190)
(Gain) loss on sale of assets, net	(9,146)	2,189	(7,859)
Other (income) loss, net	(324)	(438)	49
Gross margin (2)	$119,478	$128,240	$131,383

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$18,332	$(30,381)	$20,407
Depreciation and amortization	47,279	48,849	48,409
Long-lived and other asset impairment	10,727	55,210	7,097
Restructuring charges	2,900	2,408	—
Interest expense	25,221	25,778	27,401
Debt extinguishment loss	—	3,971	—
Transaction-related costs	—	—	4,905
Stock-based compensation expense	2,645	2,772	2,276
Indemnification (income) expense, net	(278)	(7)	190
Provision for (benefit from) income taxes	5,808	(8,091)	1,448
Adjusted EBITDA (1)	112,634	100,509	112,133
Less: Maintenance capital expenditures	(3,817)	(8,965)	(14,145)
Less: Other capital expenditures	(7,363)	(9,086)	(5,566)
Less: Cash tax refund (payment)	(407)	—	1,514
Less: Cash interest expense	(23,801)	(24,422)	(25,630)
Cash available for dividend (2)	$77,246	$58,036	$68,306

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$99,760	$67,945	$74,962
Cash flows used in discontinued operations	—	—	269
Inventory write-downs	(220)	(413)	(170)
(Provision for) benefit from credit losses	47	(1,530)	(644)
Gain (loss) on sale of assets, net	9,146	(2,189)	7,859
Current income tax provision (benefit)	(21)	60	(41)
Cash tax refund (payment)	(407)	—	1,514
Amortization of operating lease ROU assets	(928)	(846)	(726)
Amortization of contract costs	(6,630)	(6,851)	(6,110)
Deferred revenue recognized in earnings	4,421	5,027	8,311
Cash restructuring charges	1,402	2,307	—
Transaction-related costs	—	—	4,905
Indemnification (income) expense, net	(278)	(7)	190
Changes in assets and liabilities	(16,797)	13,283	(2,625)
Maintenance capital expenditures	(3,817)	(8,965)	(14,145)
Other capital expenditures	(7,363)	(9,086)	(5,566)
Proceeds from (payments for) settlement of interest rate swaps that include financing elements	(1,069)	(699)	323
Cash available for dividend (1)	$77,246	$58,036	$68,306

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2020
	Low	High
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Dividend
Net loss (1)	$(69,000)	$(54,000)
Depreciation and amortization	192,000	192,000
Interest expense	105,000	105,000
Stock-based compensation expense	11,000	11,000
Benefit from income taxes	(16,000)	(16,000)
Goodwill impairment and other expenses	182,000	182,000
Adjusted EBITDA (2)	405,000	420,000
Less: Maintenance capital expenditures	(30,000)	(33,000)
Less: Other capital expenditures	(23,000)	(27,000)
Less: Cash interest expense	(97,000)	(97,000)
Cash available for dividend (3) (4)	$255,000	$263,000

(1)	2020 annual guidance for net loss includes $99.8 million of goodwill impairment, $72.1 million of long-lived asset impairments, $7.0 million of restructuring charges and $4.0 million of debt extinguishment loss as of September 30, 2020, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net loss.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.